Exhibit 99.1

Ventas, Inc.	300 North LaSalle Street, Suite 1600	Chicago, Illinois 60654	(877) 4-VENTAS	www.ventasreit.com

Contact: BJ Grant

(877) 4-VENTAS

Ventas Reports 2025 First Quarter Results

CHICAGO – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the first quarter ended March 31, 2025.

CEO Remarks

“Ventas delivered a strong first quarter of 2025, as we executed on our strategy to capitalize on the unprecedented multiyear growth opportunity in senior housing. We drove double-digit growth in our senior housing operating portfolio (SHOP), which powered our first quarter results,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Already this year, we have completed nearly all of our original billion-dollar investment guidance in attractive SHOP investments designed to increase our forward enterprise growth rate. Our investment pipeline continues to grow and we expect to close additional investments later this year.

“Benefitting from our attractive financial profile, secular demand and experienced team, we are excited about the opportunities ahead to deliver value for all of our stakeholders from the multiyear growth opportunity in senior housing and pleased to reaffirm our 2025 guidance,” Cafaro concluded.

First Quarter and Other 2025 Highlights

•	Net Income Attributable to Common Stockholders (“Attributable Net Income”) per share of $0.10

•	Normalized Funds From Operations* (“Normalized FFO”) per share of $0.84, an increase of approximately 8% compared to the prior year

•	Total Company Net Operating Income* (“NOI”) year-over-year growth of approximately 13% and Total Company Same-Store Cash NOI* year-over-year growth of approximately 7%

•	On a Same-Store Cash NOI* basis, the senior housing operating portfolio (“SHOP”) grew approximately 14% year-over-year, with NOI margin growth of 150 basis points

•	Year to date, the Company closed approximately $900 million of investments focused on senior housing with attractive financial return expectations, consistent with its stated financial criteria and Right Market, Right Asset, Right OperatorTM strategy

•	Year to date, the Company entered into equity forward sales agreements under its at-the-market equity offering program for gross proceeds of approximately $1.1 billion for 16.5 million shares of common stock and currently has approximately $0.4 billion of unsettled equity forward sales agreements outstanding

•	In April 2025, Ventas increased its liquidity by expanding its unsecured credit facility by $750 million to an aggregate $3.5 billion. As of March 31, 2025, the Company had $2.9 billion in liquidity

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Ventas Reports 2025 First Quarter Results

April 30, 2025

First Quarter 2025 Company Results

For the First Quarter 2025, reported per share results were:

	Quarter Ended March 31,
	2025	2024	$ Change	% Change
Attributable Net Income (Loss)	$0.10	($0.04)	$0.14	n/m
Nareit FFO*	$0.85	$0.72	$0.13	18%
Normalized FFO*	$0.84	$0.78	$0.06	8%

n/m - Not meaningful

SHOP Growth

In the first quarter, SHOP Same-Store Cash NOI increased 13.6% year-over-year, driven by revenue growth of 7.4%. SHOP same-store average occupancy grew 290 basis points year-over-year and was led by U.S. average occupancy growth of 330 basis points. Successful SHOP operator collaboration and implementation of Ventas OITM data science and asset management initiatives contributed to RevPOR growth that exceeded expectations at +3.8% year-over-year, or +5.0% when adjusting for the leap year impact in the prior year period.

External Growth Focused on Senior Housing

Ventas has closed approximately $900 million of investments focused on senior housing year-to-date. These senior housing investments are expected to increase the Company’s growth rate on a multiyear basis, generate attractive NOI yields, are priced below replacement cost and offer significant multiyear NOI growth potential, consistent with the Company’s stated investment criteria.

Financial Strength and Flexibility

Ventas’s Net Debt-to-Further Adjusted EBITDA* improved to 5.7x as of the end of the first quarter driven by SHOP segment growth and equity-funded senior housing investments, representing an improvement of 0.3x from year-end 2024 and 1.0x compared to the first quarter of 2024.

In April 2025, Ventas increased the capacity of its unsecured credit facility by $750 million to an aggregate $3.5 billion.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

Reaffirming Full Year 2025 Guidance

The Company is reaffirming its guidance for the full year. The Company’s 2025 guidance contains forward-looking statements and is based on a number of assumptions, including the select assumptions identified later in this press release in the appendix; actual results may differ materially. Ventas expects to report 2025 per share Attributable Net Income to common stockholders, Nareit FFO and Normalized FFO within the following ranges:

	As of 2/12/25	As of 4/30/2025
Attributable Net Income Per Share Range	$0.42 - $0.53	$0.42 - $0.53
Attributable Net Income Per Share Midpoint	$0.48	$0.48
Nareit FFO Per Share Range*	$3.27 - $3.38	$3.27 - $3.38
Nareit FFO Per Share Midpoint*	$3.33	$3.33
Normalized FFO Per Share Range*	$3.35 - $3.46	$3.35 - $3.46
Normalized FFO Per Share Midpoint*	$3.41	$3.41

Full Year 2025 Guidance Commentary Update

The Company’s full year guidance for 2025 Normalized FFO per share is composed primarily of: (1) the benefit of (a) NOI growth in the Company’s SHOP segment and (b) accretive senior housing investment activity in 2024 and expected in 2025, partially offset by (2) the impact of higher net interest expense, foreign exchange and the dilutive impact of a higher share price. The Company has increased its 2025 guidance for senior housing investment volume to $1.5 billion, from $1 billion, with the incremental investments expected to be second half weighted and funded primarily with its existing unsettled forward equity commitments and disposition proceeds.

Investor Presentation

An Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, the Company’s website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.

First Quarter 2025 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Thursday, May 1, 2025 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (609) 800-9909 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

About Ventas

Ventas, Inc. (NYSE: VTR) is a leading S&P 500 real estate investment trust enabling exceptional environments that benefit a large and growing aging population. With approximately 1,400 properties in North America and the United Kingdom, Ventas occupies an essential role in the longevity economy. The Company’s growth is fueled by its approximately 850 senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. Ventas aims to deliver outsized performance by leveraging its operational expertise, data-driven insights from its Ventas OITM platform, extensive relationships and strong financial position. The Ventas portfolio also includes outpatient medical buildings, research centers and healthcare facilities. Ventas’s seasoned team of talented professionals shares a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

Non-GAAP Financial Measures

This press release of Ventas, Inc. (the “Company,” “we,” “us,” “our” and similar terms) includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, Net Operating Income (“NOI”), Same-Store Cash NOI, Same-Store Cash NOI Growth and Net Debt to Further Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in the appendix to this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of phrases or words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “line-of-sight,” “outlook,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our subsequent Quarterly Report on Form 10-Q.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our exposure and the exposure of our managers, tenants and borrowers to complex and evolving governmental policy, laws and regulations, including relating to healthcare, data privacy, cybersecurity, international trade and environmental matters, the impact of such policies, laws and regulations on our and our managers’, tenants’ and borrowers’ business and the challenges and expense associated with complying with such policies, laws and regulations; (b) the impact of market, macroeconomic, general economic conditions and fiscal policy on us, our managers, tenants and borrowers and in areas in which our properties are geographically concentrated, including changes in or elevated inflation, interest rates and exchange rates, labor market dynamics and rises in unemployment, tightening of lending standards and reduced availability of credit or capital, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets and public and private capital markets; (c) the potential for significant general and commercial claims, legal actions, investigations, regulatory proceedings and enforcement actions that could subject us or our managers, tenants or borrowers to increased operating costs, uninsured liabilities, including fines and other penalties, reputational harm or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (d) our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for, or rent from, us, which limits our control and influence over such properties, their operations and their performance; (e) our reliance and the reliance of our managers, tenants and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained; (f) our ability, and the ability of our managers, tenants and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, including their ability to respond to the impact of the U.S. political environment on government funding and reimbursement programs, and the financial condition or business prospect of our managers, tenants and borrowers; (g) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our managers, tenants borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us, which could have an adverse impact on our results of operations and financial condition; (i) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (k) risks related to the recognition of reserves, allowances, credit losses or impairment charges which are inherently uncertain and may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (l) the risk that our management agreements or leases are not renewed or are renewed on less favorable terms, that our managers or tenants default under those agreements or that we are unable to replace managers or tenants on a timely basis or on favorable terms, if at all; (m) our ability to identify and consummate future investments in, or dispositions of, healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (n) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (o) our ability to attract and retain talented employees; (p) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (q) the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; (r) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (s) our exposure to various operational risks, liabilities and claims from our operating assets; (t) our dependency on a limited number of managers and tenants for a significant portion of our revenues and operating income; (u) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the healthcare real estate sector, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (v) our ability to maintain a positive reputation for quality and service with our key stakeholders; (w) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our managers, tenants, borrowers or other counterparties; (x) the risk of exposure to unknown liabilities from our investments in properties or businesses; (y) the occurrence of cybersecurity threats and incidents that could disrupt our or our managers’, tenants’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation; (z) the failure to maintain effective internal controls, which could harm our business, results of operations and financial condition; (aa) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our managers, tenants or borrowers; (bb) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (cc) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (dd) the risk of potential dilution resulting from future sales or issuances of our equity securities; and (ee) the other factors set forth in our periodic filings with the Securities and Exchange Commission.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts; dollars in USD; unaudited)

	As of March 31, 2025	As of December 31, 2024
Assets
Real estate investments:
Land and improvements	$2,815,178	$2,775,790
Buildings and improvements	29,327,280	28,717,990
Construction in progress	354,601	336,231
Acquired lease intangibles	1,608,019	1,558,751
Operating lease assets	306,042	308,019
	34,411,120	33,696,781
Accumulated depreciation and amortization	(11,364,107)	(11,096,236)
Net real estate property	23,047,013	22,600,545
Secured loans receivable and investments, net	145,184	144,872
Investments in unconsolidated real estate entities	632,082	626,122
Net real estate investments	23,824,279	23,371,539
Cash and cash equivalents	182,335	897,850
Escrow deposits and restricted cash	63,628	59,383
Goodwill	1,045,399	1,044,915
Assets held for sale	154,912	18,625
Deferred income tax assets, net	1,774	1,931
Other assets	759,968	792,663
Total assets	$26,032,295	$26,186,906
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,701,675	$13,522,551
Accrued interest payable	106,804	143,345
Operating lease liabilities	219,817	218,003
Accounts payable and other liabilities	1,126,242	1,152,306
Liabilities related to assets held for sale	2,374	2,726
Deferred income tax liabilities	9,538	8,150
Total liabilities	14,166,450	15,047,081
Redeemable OP unitholder and noncontrolling interests	339,729	310,229
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 451,211 and 437,085 shares outstanding at March 31, 2025 and December 31, 2024, respectively	112,497	109,119
Capital in excess of par value	18,488,381	17,607,482
Accumulated other comprehensive loss	(32,070)	(33,526)
Retained earnings (deficit)	(7,057,776)	(6,886,653)
Treasury stock, 254 and 4 shares issued at March 31, 2025 and December 31, 2024, respectively	(41,475)	(25,155)
Total Ventas stockholders’ equity	11,469,557	10,771,267
Noncontrolling interests	56,559	58,329
Total equity	11,526,116	10,829,596
Total liabilities and equity	$26,032,295	$26,186,906

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Ventas Reports 2025 First Quarter Results

April 30, 2025

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended March 31,
	2025	2024
Revenues
Rental income:
Triple-net leased properties	$156,113	$155,368
Outpatient medical and research portfolio	221,319	218,877
	377,432	374,245
Resident fees and services	968,904	813,304
Third-party capital management revenues	4,336	4,296
Income from loans and investments	4,324	1,289
Interest and other income	3,078	6,780
Total revenues	1,358,074	1,199,914
Expenses
Interest	149,356	149,933
Depreciation and amortization	321,525	300,255
Property-level operating expenses:
Senior housing	704,400	609,821
Outpatient medical and research portfolio	75,957	73,938
Triple-net leased properties	3,527	3,738
	783,884	687,497
Third-party capital management expenses	1,825	1,753
General, administrative and professional fees	53,149	48,737
Loss on extinguishment of debt, net	—	252
Transaction, transition and restructuring costs	5,982	4,677
Recovery of allowance on loans receivable and investments, net	—	(68)
Shareholder relations matters	—	15,714
Other expense (income)	1,412	(1,334)
Total expenses	1,317,133	1,207,416
Income (loss) before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	40,941	(7,502)
Loss from unconsolidated entities	(3,311)	(8,383)
Gain on real estate dispositions	169	341
Income tax benefit	10,557	3,004
Net income (loss)	48,356	(12,540)
Net income attributable to noncontrolling interests	1,488	1,772
Net income (loss) attributable to common stockholders	$46,868	$(14,312)
Earnings per common share
Basic:
Net income (loss)	$0.11	$(0.03)
Net income (loss) attributable to common stockholders	0.11	(0.04)
Diluted: (1)
Net income (loss)	$0.11	$(0.03)
Net income (loss) attributable to common stockholders	0.10	(0.04)
Weighted average shares used in computing earnings per common share
Basic	439,931	403,365
Diluted	446,424	407,227

(1) Potential common shares are not included in the computation of diluted earnings per share (“EPS”) when a net loss exists as the effect would be an antidilutive per share amount.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Funds From Operations Attributable to Common Stockholders (FFO)

(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended March 31,		Q1 YoY Change
	2025	2024	’25-’24
Net income (loss) attributable to common stockholders	$46,868	$(14,312)	n/m
Net income (loss) attributable to common stockholders per share (1)	$0.10	$(0.04)	n/m
Adjustments:
Depreciation and amortization on real estate assets	320,198	299,614
Depreciation on real estate assets related to noncontrolling interests	(4,171)	(3,871)
Depreciation on real estate assets related to unconsolidated entities	15,995	11,805
Gain on real estate dispositions	(169)	(341)
Gain on real estate dispositions related to noncontrolling interests	—	9
Loss on real estate dispositions related to unconsolidated entities	38	—
Subtotal: Nareit FFO adjustments	331,891	307,216
Subtotal: Nareit FFO adjustments per share	$0.74	$0.75
Nareit FFO attributable to common stockholders	$378,759	$292,904	29%
Nareit FFO attributable to common stockholders per share	$0.85	$0.72	18%

Adjustments:
Gain on derivatives, net	(8,384)	(9,339)
Non-cash impact of income tax benefit	(13,781)	(4,696)
Loss on extinguishment of debt, net	—	252
Transaction, transition and restructuring costs	5,982	4,677
Amortization of other intangibles	121	96
Non-cash impact of changes to executive equity compensation plan	9,471	7,561
Significant disruptive events, net	4,066	1,160
Recovery of allowance on loans receivable and investments, net	—	(68)
Normalizing items related to noncontrolling interests and unconsolidated entities, net	488	5,955
Other normalizing items, net (2)	—	18,071
Subtotal: Normalized FFO adjustments	(2,037)	23,669
Subtotal: Normalized FFO adjustments per share	—	0.06
Normalized FFO attributable to common stockholders	$376,722	$316,573	19%
Normalized FFO attributable to common stockholders per share	$0.84	$0.78	8%
Weighted average diluted shares	446,424	407,227

n/m - Not meaningful

(1)  Potential common shares are not included in the computation of diluted earnings per share when a net loss exists as the effect would be an antidilutive per share amount.

(2) For the three months ended March 31, 2024, primarily related to shareholder relations matters and certain legal matters.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Funds From Operations attributable to common stockholders (“FFO”) and Normalized FFO attributable to common stockholders (“Normalized FFO”) to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items on our financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO Attributable to Common Stockholders (“Normalized FFO”)

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) gains and losses on derivatives, net and changes in the fair value of financial instruments; (b) the non-cash impact of income tax benefits or expenses; (c) gains and losses on extinguishment of debt, net including the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of our debt; (d) transaction, transition and restructuring costs; (e) amortization of other intangibles; (f) the non-cash impact of changes to our executive equity compensation plan; (g) net expenses or recoveries related to significant disruptive events; (h) the impact of expenses related to asset impairment and valuation allowances; (i) the financial impact of contingent consideration; (j) gains and losses on non-real estate dispositions and other normalizing items related to noncontrolling interests and unconsolidated entities; and (k) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Full Year 2025 Guidance as of April 30, 20251

Net Income and FFO Attributable to Common Stockholders2

(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2025		FY 2025 - Per Share
	Low	High	Low	High
Net income attributable to common stockholders	$192	$245	$0.42	$0.53

Depreciation and amortization adjustments	1,311	1,311	$2.85	$2.85

Nareit FFO attributable to common stockholders	$1,503	$1,556	$3.27	$3.38

Other adjustments[3]	36	36	$0.08	$0.08

Normalized FFO attributable to common stockholders	$1,540	$1,593	$3.35	$3.46
% Year-over-year growth			5%	8%

Weighted average diluted shares (in millions)	460	460

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our FFO and FAD Reconciliation.

Select Guidance Assumptions:

•	The Company’s guidance incorporates the following new assumptions:

◦	Senior housing investment volume increased to $1.5 billion, from $1 billion, with the incremental investments expected to be second half weighted

▪	Investments funded primarily with existing unsettled forward equity commitments and disposition proceeds

◦	Full year weighted average diluted share count increased from 456 million to 460 million

•	All other guidance assumptions remain the same, including:

◦	Net disposition proceeds of approximately $200 million

◦	FAD capital expenditures of approximately $285 million at midpoint

◦	General and administrative expenses of approximately $172 million at midpoint

◦	Net interest expense (i.e., interest expense net of interest and other income) expected to increase ~$32 million year-over-year due to refinancing maturing debt at higher rates and lower cash balances

▪	Interest expense of approximately $618 million at midpoint

▪	Interest and other income of approximately $11 million at midpoint

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Ventas Reports 2025 First Quarter Results

April 30, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Full Year 2025 Guidance as of February 12, 20251

Net Income and FFO Attributable to Common Stockholders2

(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2025		FY 2025 - Per Share
	Low	High	Low	High
Net income attributable to common stockholders	$192	$244	$0.42	$0.53

Depreciation and amortization adjustments	1,299	1,299	$2.85	$2.85

Nareit FFO attributable to common stockholders	$1,491	$1,543	$3.27	$3.38

Other adjustments[3]	37	37	$0.08	$0.08

Normalized FFO attributable to common stockholders	$1,528	$1,580	$3.35	$3.46
% Year-over-year growth			5%	8%

Weighted average diluted shares (in millions)	456	456

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

1.	Expect to close approximately $1 billion of senior housing investments, weighted in the first half of 2025

2.	Expect to dispose of assets for approximately $200 million in net proceeds

3.	FAD capital expenditures of approximately $285 million at midpoint

4.	General and administrative expenses of approximately $172 million at midpoint

5.	Net interest expense (i.e., interest expense net of interest and other income) expected to increase ~$32M year-over-year due to refinancing maturing debt at higher rates and lower cash balances

•	Interest expense of ~$618 million at midpoint

•	Interest and other income of ~$11 million at midpoint

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Ventas Reports 2025 First Quarter Results

April 30, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION

First quarter 2025 Same-Store Cash NOI by Segment

(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended March 31, 2025
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$46,868
Adjustments:
Interest and other income					(3,078)
Interest expense					149,356
Depreciation and amortization					321,525
General, administrative and professional fees					53,149
Transaction, transition and restructuring costs					5,982
Other expense					1,412
Loss from unconsolidated entities					3,311
Gain on real estate dispositions					(169)
Income tax benefit					(10,557)
Net income attributable to noncontrolling interests					1,488
NOI	$264,504	$146,042	$152,586	$6,155	$569,287
Adjustments:
Straight-lining of rental income	—	(2,079)	(2,268)	—	(4,347)
Non-cash rental income	—	(1,822)	(7,656)	—	(9,478)
Cash modification fees	—	950	—	—	950
NOI not included in cash NOI (1)	504	(353)	(7,299)	—	(7,148)
Non-segment NOI	—	—	—	(6,155)	(6,155)
Cash NOI	$265,008	$142,738	$135,363	$—	$543,109

Adjustments:
Cash NOI not included in Same-Store	(44,475)	(5,394)	(7,802)	—	(57,671)
Same-Store Cash NOI	$220,533	$137,344	$127,561	$—	$485,438

Percentage increase	13.6%	1.3%	3.2%		7.1%

(1)	Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

	For the Three Months Ended March 31, 2024
	SHOP	OM&R	NNN	Non-Segment	Total
Net loss attributable to common stockholders					$(14,312)
Adjustments:
Interest and other income					(6,780)
Interest expense					149,933
Depreciation and amortization					300,255
General, administrative and professional fees					48,737
Loss on extinguishment of debt, net					252
Transaction, transition and restructuring costs					4,677
Recovery of allowance on loans receivable and investments, net					(68)
Shareholder relations matters					15,714
Other income					(1,334)
Loss from unconsolidated entities					8,383
Gain on real estate dispositions					(341)
Income tax benefit					(3,004)
Net income attributable to noncontrolling interests					1,772
NOI	$203,483	$145,570	$151,630	$3,201	$503,884
Adjustments:
Straight-lining of rental income	—	(3,290)	679	—	(2,611)
Non-cash rental income	—	(2,136)	(11,507)	—	(13,643)
Cash modification fees	—	2,500	—	—	2,500
NOI not included in cash NOI (1)	2,013	(728)	(12,224)	—	(10,939)
Non-segment NOI	—	—	—	(3,201)	(3,201)
NOI impact from change in FX	(3,043)	—	(47)	—	(3,090)
Cash NOI	$202,453	$141,916	$128,531	$—	$472,900

Adjustments:
Cash NOI not included in Same-Store	(8,334)	(6,341)	(4,893)	—	(19,568)
NOI impact from change in FX not in Same-Store	50	—	25	—	75
Same-Store Cash NOI	$194,169	$135,575	$123,663	$—	$453,407

(1)	Includes consolidated properties. Excludes sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new business segment as of the transition date.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

NON-GAAP FINANCIAL MEASURES RECONCILIATION

Adjusted EBITDA and Net Debt

(Dollars in thousands USD; totals may not sum due to rounding; unaudited)

For the Three Months Ended
March 31, 2025	December 31, 2024	March 31, 2024
Net income (loss) attributable to common stockholders	$46,868	$56,835	$(14,312)
Adjustments:
Interest expense	149,356	153,206	149,933
Loss on extinguishment of debt, net	—	15	252
Taxes (including tax amounts in general, administrative and professional fees)	(9,601)	(44,153)	(1,637)
Depreciation and amortization	321,525	308,772	300,255
Non-cash stock-based compensation expense	18,827	4,648	16,284
Transaction, transition and restructuring costs	5,982	4,226	4,677
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(7,440)	(6,902)	(5,353)
Income from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	32,603	24,368	33,746
Gain on real estate dispositions	(169)	(6,727)	(341)
Unrealized foreign currency (gain) loss	(116)	362	6
(Gain) loss on derivatives, net	(7,926)	21,173	(9,321)
Significant disruptive events, net	4,066	2,603	1,160
Recovery of allowance on loans receivable and investments, net	—	—	(68)
Other normalizing items, net (1)	—	7,446	18,071
Adjusted EBITDA	$553,975	$525,872	$493,352
Adjustment for current period activity	13,059	15,885	(658)
Further Adjusted EBITDA	$567,034	$541,757	$492,694

Further Adjusted EBITDA annualized	$2,268,136	$2,167,028	$1,970,776

Total debt	$12,701,675	$13,522,551	$13,555,194
Cash and cash equivalents	(182,335)	(897,850)	(632,443)
Restricted cash pertaining to debt	(34,607)	(32,588)	(31,234)
Partners’ share of consolidated debt	(312,650)	(310,881)	(298,719)
Ventas’s share of unconsolidated debt	692,842	676,839	602,088
Net debt	$12,864,925	$12,958,071	$13,194,886

Net Debt / Further Adjusted EBITDA	5.7	x	6.0	x	6.7	x

(1) For the three months ended December 31, 2024, primarily related to certain legal matters. For the three months ended March 31, 2024, primarily related to shareholder relations matters and certain legal matters.

The Company believes that Net debt and Further Adjusted EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) transaction, transition and restructuring costs; (c) noncontrolling interests’ share of adjusted EBITDA; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) unrealized foreign currency gains or losses; (g) gains or losses on derivatives, net and changes in the fair value of financial instruments; (h) net expenses or recoveries related to significant disruptive events; and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Further Adjusted EBITDA

Further Adjusted EBITDA is Adjusted EBITDA further adjusted for transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Further Adjusted EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third-party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, OM&R and NNN), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

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Ventas Reports 2025 First Quarter Results

April 30, 2025

Same-Store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance.

Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Company’s OM&R and NNN reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. Our SHOP and NNN that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a significant disruptive redevelopment; (iv) for OM&R and NNN reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and NNN reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average monthly exchange rate for the current period.

Contacts

BJ Grant

(877) 4-VENTAS

Source: Ventas, Inc.

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